Exhibit 10(f)

AMENDMENT NO. 2 TO LLC INTEREST PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO LLC INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of the 29th day of December, 2004, by and among ALFA CORPORATION, a Delaware corporation (“Buyer”). ALFA MERGER SUB, LLC, a Tennessee limited liability company (“Merger Sub”). JOHN CHARLES RUSSELL, an individual resident of the State of Tennessee (“John Russell”). CAROL LYNN RUSSELL, an individual resident of the State of Tennessee (“Carol Russell”). THE TRUSTS IDENTIFIED ON THE SIGNATURE PAGES HERETO (the “Seller Trusts”). THE COMMUNITY FOUNDATION OF MIDDLE TENNESSEE, INC., a Tennessee not-for-profit corporation (the “Foundation”) (John Russell, Carol Russell, the Seller Trusts and the Foundation are, collectively, “Sellers”), and THE VISION INSURANCE GROUP, LLC, a Tennessee limited liability company (“Vision”).

W I T N E S S E T H:

WHEREAS, Buyer, Merger Sub, Sellers and Vision are parties to that certain LLC Interest Purchase Agreement dated as of August 30, 2004, as amended by Amendment No. 1 to LLC Interest Purchase Agreement, Converting to a Plan of Merger, dated December 15, 2004 (the “Agreement”); and

WHEREAS, the parties desire to further amend the Agreement, as hereinafter more particularly set forth;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

I.	Definitions

All capitalized terms used in this Amendment which are not otherwise defined herein are used with the same meaning attributed to such capitalized terms in the Agreement.

II.	Letters of Credit

1. Section 2.2(b)(i) is hereby amended by deleting the entire text thereof and replacing such deleted text with the following:

“(i) Fifteen Million Dollars ($15,000,000), subject to adjustment as provided in Section 2.5 and less the aggregate amount of the Existing A/R LOC and Future Claims LOC, shall be paid in cash (the “Cash Portion”).”

2. Section 2.4(a) is hereby amended by deleting the entire text thereof and replacing such deleted text with the following:

“(a) Existing Accounts Receivable. Within thirty days after the Closing, John Russell may at his election deliver to Buyer an irrevocable letter of credit in a form mutually acceptable to John Russell and Buyer (the “Existing A/R LOC”) for $1,277,734, which is the aggregate outstanding amount owed to Vision and Texas MGA as of December 31, 2004 pursuant to the MSC Agreement and the American Safety Agreement (the “Existing A/R”). At Closing, Buyer shall withhold such amount from the Cash Portion paid to John Russell, and Buyer will deliver that amount to John Russell by wire transfer within three Business Days of Buyer’s receipt of the executed Existing A/R LOC. Not later than January 31, 2006, Buyer and Sellers Representative shall mutually determine whether Vision has not then collected any portion of the Existing A/R, and either:

(i) if John Russell never delivered the Existing A/R LOC, then Buyer shall retain any such uncollected amount from the Closing Date holdback and pay any remainder of such holdback to John Russell within three Business Days after the uncollected amount is determined; or

(ii) if John Russell delivered the Existing A/R LOC, John Russell shall pay to Buyer in cash any such uncollected amount within three Business Days after the uncollected amount is determined or, if John Russell does not make such payment, Buyer shall be entitled to draw such amount under the Existing A/R LOC.

Buyer shall either retain the Closing Date holdback, or the Existing A/R LOC shall remain in effect for the benefit of Buyer, until the process described in this subsection 2.4(a) has been completed.”

3. Section 2.4(b)(ii) is hereby amended by deleting the entire text thereof and replacing such deleted text with the following:

“(ii) Within thirty days after the Closing, John Russell may at his election deliver to Buyer an irrevocable letter of credit in a form mutually acceptable to John Russell and Buyer (the “Future Claims LOC”) in the amount of $734,507, which is the aggregate “Outstanding” amount reflected on the Monthly Treaty Reports for November 30, 2004 for the MSC Agreement (excluding the portion of such amount reimbursable by ACE INA Group as a reinsurer for insurance policies written on or after July 1, 2001) and for the American Safety Agreement. At Closing, Buyer shall withhold such amount from the Cash Portion paid to John Russell, and Buyer will deliver that amount to John Russell by wire transfer within three Business Days of Buyer’s receipt of the executed Future Claims

LOC. Buyer shall either retain the Closing Date holdback, or the Future Claims LOC shall remain in effect for the benefit of Buyer, through the completion in 2008 of the annual procedure described below; provided, however, that if John Russell desires that any Future Claims LOC have a one-year term, Buyer shall be entitled to draw the full amount under the Future Claims LOC if a replacement letter of credit with identical terms is not delivered to Buyer prior to each one-year expiration.”

4. Section 2.4(b)(iii)(2) is hereby amended by deleting the entire text thereof and replacing such deleted text with the following:

“(2) Not later than January 31 of each of 2006, 2007 and 2008, Buyer and Sellers Representative shall mutually determine the amount of MSC and American Safety Claims paid during the immediately preceding calendar year and the amount of MSC and American Safety Reimbursements received during such period. In each of 2006 and 2007, the amount of the Closing Date holdback described in Section 2.4(b)(ii) above, or the amount of the Future Claims LOC if one was delivered to Buyer, may be reduced by the amount of the MSC and American Safety Reimbursements received in 2005 and 2006, respectively. In 2008, once the amount of MSC and American Safety Claims and MSC and American Safety Reimbursements for 2007 have been determined, if the aggregate MSC and American Safety Claims (not including any such claims relating to MSC and American Safety that are then less than ninety days old, unless Buyer has a reasonable basis for believing that such claims are uncollectible) exceeds the aggregate MSC and American Safety Reimbursements, either:

(i) if John Russell never delivered the Future Claims LOC, then Buyer shall retain any such excess from the Closing Date holdback and pay any remainder of such holdback to John Russell within three Business Days after the uncollected amount is determined; or

(ii) if John Russell delivered the Future Claims LOC, John Russell shall pay to Buyer in cash any such excess within three Business Days after the uncollected amount is determined or, if John Russell does not make such payment, Buyer shall be entitled to draw such amount under the Future Claims LOC.”

5. Section 2.6(b)(ix) is hereby amended by deleting the entire text thereof and replacing such deleted text with “[INTENTIONALLY OMITTED].”

III.	Escrow Agreement

1. Section 2.6(b)(vii) is hereby amended by deleting the entire text thereof and replacing such deleted text with “[INTENTIONALLY OMITTED].”

2. Section 2.6(c)(viii) is hereby amended by deleting the entire text thereof and replacing such deleted text with “[INTENTIONALLY OMITTED].”

3. Article 5 is hereby amended by inserting the following new Section 5.16:

“Section 5.16 Litigation Indemnification Agreement. On December 30, 2004, Alfa, Vision and John Russell shall execute and deliver an agreement in substantially the form of Exhibit I hereto (the “Litigation Indemnification Agreement”), and Vision shall deposit $500,000 with the Escrow Agent (as defined in the Litigation Indemnification Agreement).”

4. The parties agree that the form of Exhibit I to the Agreement shall be the form of Litigation Indemnification Agreement attached to this Amendment.

IV.	Kerper and Bowron LLC

1. Section 5.7(b) is hereby amended by replacing the word “Kemper” with the word “Kerper.”

2. Article 5 is hereby amended by inserting the following new Section 5.7(c):

“(c) On the Closing Date, John Russell shall: (i) pay to Kerper and Bowron LLC any and all fees due to Kerper and Bowron LLC under the Broker Agreement; (ii) provide Kerper and Bowron LLC an executed copy of this Agreement; and (iii) provide Kerper and Bowron LLC a schedule of all of the payments due John Russell under Section 2.3 of this Agreement.”

V.	Buyer’s Rights of Setoff

1. Section 8.6 is hereby amended by deleting the entire text thereof and replacing such deleted text with the following:

“Section 8.6 Buyer’s Rights of Setoff. To the extent that Seller Indemnitors owe any amount to the Buyer Indemnitees under this Article 8, and such amount is not paid in accordance with Section 8.4(f), Buyer shall have the right to setoff such amount at Buyer’s election: (a) against any Earnout Payment due to Sellers pursuant to Section 2.3 hereof; (b) the Existing A/R LOC, the Future Claims LOC or the amount of the holdbacks held by Buyer pursuant to Sections 2.4(a) and 2.4(b)(ii); or (c) during the thirty-six months immediately following the Closing Date (or, with respect to the Bur Dispute (as defined below), until the date that such Bur Dispute is fully and finally resolved, whether by dismissal with prejudice, settlement agreement or a final and nonappealable judgment), against any Buyer Shares that are delivered to John Russell at Closing by canceling such Buyer Shares on Buyer’s stock records (applying the per share price of Buyer Common Stock in effect on the last date that payment was due to Buyer under Section 8.4(f)), in which event John Russell shall return to Buyer the original stock certificate and Buyer shall issue a new certificate for any remaining Buyer Shares not canceled pursuant to the setoff.” For purposes of this Agreement, the “Bur Dispute” means that certain lawsuit filed by Eric Bur, as plaintiff, against Vision Insurance Group, LLC, John C. Russell and Carol Russell, as defendants, case file number 04-3640-IV, filed in Tennessee State Court, Davidson County, and any and all successor and related litigation and other claims.

VI.	Adjusted Initial Purchase Price

1. Per Section 2.5(a) of the Agreement, the Cash Portion of the Initial Purchase Price is hereby adjusted as follows:

Vision’s total assets per the Closing Interim Statements	$9,337,485

Less

Vision’s total liabilities per the Closing Interim Statements	(6,037,471)

Equity	3,300,014

Less certain adjustments:

Special Bonus payments	(4,568,182)

Employer’s taxes on Special Bonuses	(72,346)

Balance of Dorinco obligation ($275,000 accrued at 11/30/04)	(200,000)

Perez settlement payment to MSC (deposited into escrow)	(500,000)

Plus

Capital contribution from John Russell	3,725,000

Interim Net Members’ Equity	1,684,486

Less target amount per Agreement	(1,664,794)

Amount Added to the Cash Portion	19,692

Plus Cash Portion	15,000,000

Adjusted Cash Portion	$15,019,692

2. The following sets forth the allocation of the Initial Purchase Price, as adjusted per Section VI.1 above:

Name of Vision Member	Percentage of Interest Owned	Amount of Cash Portion at Closing	Amount of Buyer Shares
John Charles Russell	75%	$10,014,769	$5,000,000

Carol Lynn Russell	1%	$200,197	None

John Charles Russell, as Trustee of The John Charles Russell 2004 Annuity Trust No. 1	5%	$1,000,985	None

John Charles Russell, as Trustee of The John Charles Russell 2004 Annuity Trust No. 2	10%	$2,001,969	None

John Charles Russell, as Trustee of The John Charles Russell 2004 Annuity Trust No. 3	8%	$1,601,575	None

The Community Foundation of Middle Tennessee, Inc.	1%	$200,197	None

Totals	100%	$15,019,692	$5,000,000

VII.	Miscellaneous

1. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2. Except as expressly set forth herein, the parties make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ALFA CORPORATION

By:	/s/ Jerry A. Newby
Name:	Jerry A. Newby
Title:	President and Chief Executive Officer

ALFA MERGER SUB, LLC

By:	/s/ Jerry A. Newby
Name:	Jerry A. Newby
Title:	Chief Manager

JOHN CHARLES RUSSELL

/s/ John C. Russell

CAROL LYNN RUSSELL

/s/ Carol L. Russell

JOHN CHARLES RUSSELL, TRUSTEE OF THE JOHN CHARLES RUSSELL 2004
ANNUITY TRUST NO. 1

/s/ John C. Russell

JOHN CHARLES RUSSELL, TRUSTEE OF THE JOHN CHARLES RUSSELL 2004
ANNUITY TRUST NO. 2

/s/ John C. Russell

JOHN CHARLES RUSSELL, TRUSTEE OF THE JOHN CHARLES RUSSELL 2004
ANNUITY TRUST NO. 3

/s/ John C. Russell

THE COMMUNITY FOUNDATION OF MIDDLE TENNESSEE, INC.

By:

Name:

Title:

THE VISION INSURANCE GROUP, LLC

By:	/s/ John C. Russell
John Charles Russell President

JOHN CHARLES RUSSELL, TRUSTEE OF THE JOHN CHARLES RUSSELL 2004
ANNUITY TRUST NO. 2

JOHN CHARLES RUSSELL, TRUSTEE OF THE JOHN CHARLES RUSSELL 2004
ANNUITY TRUST NO. 3

THE COMMUNITY FOUNDATION OF MIDDLE TENNESSEE, INC.

By:	/s/ Robin Satyshur
Name:	Robin Satyshur
Title:	Professional Services Liaison

THE VISION INSURANCE GROUP, LLC

By:
John Charles Russell President